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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 and prospectus relating to shares of the CoreStates Financial Corp Common Stock issuable pursuant to the CoreStates Dividend Reinvestment and Share Purchase Plan of CoreStates Financial Corp of our report, which includes an explanatory paragraph related to a change in the method of accounting for investments in 1993 and method of accounting for income taxes in 1992, dated January 19, 1994, on our audit of the consolidated financial statements of Independence Bancorp, Inc. as of December 31, 1993 and for the years ended December 31, 1993 and 1992, incorporated by reference in CoreStates Annual Report on Form 10-K for the year ended December 31, 1994.



                                                   /s/ Coopers & Lybrand LLP

                                                   Coopers & Lybrand LLP

Philadelphia, Pennsylvania
February 9, 1996

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